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                                                                  Exhibit No. 99




FOR IMMEDIATE RELEASE
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APRIL 13, 2000
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                                                                           16/00



                 BP AMOCO AND ARCO GET FTC GO-AHEAD TO COMBINE
                 ---------------------------------------------

BP Amoco and Atlantic Richfield Company (ARCO) today announced that they have received clearance from the US Federal Trade Commission (FTC) for the combination of their companies.

The union, which was originally agreed a year ago, will create a combined group with a market capitalisation of some $200 billion.

BP Amoco chief executive Sir John Browne said: "We are very pleased to have received FTC approval. We will now close the deal and rapidly implement the plans we have in place to integrate our operations worldwide. We intend to move quickly to deliver the significant value of this union to the shareholders of the new group."

BP Amoco and ARCO said they plan to close the transaction at 0800 hours, London time, on Tuesday, April 18, 2000. The last day of trading in ARCO common stock will therefore be Monday, April 17, 2000.



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